UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2011

ROME BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27481	16-1573070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Dominick Street, Rome, New York 13440-5810
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (315) 336-7300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

          At the Special Meeting of Stockholders held on Wednesday, March 9, 2011, the stockholders of Rome Bancorp, Inc. (the “Company”) approved the Agreement and Plan of Merger, dated October 12, 2010, by and between Berkshire Hills Bancorp, Inc. and the Company (the “Merger Agreement”) and the merger contemplated thereby.

          Of the 6,771,551 shares of common stock outstanding as of the voting record date for the meeting, 5,488,100 shares of common stock were present in person or by proxy at the meeting. The voting results for the matters brought before the Special Meeting of Stockholders are as follows:

1.	Proposal to approve the Merger Agreement, and the merger contemplated thereby, received the following votes:

Votes for:	5,341,312
Votes against:	105,268
Abstentions:	41,520

2.

Proposal to adjourn the Special Meeting of Stockholders to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the Special Meeting to approve the Merger Agreement:

Votes for:	5,192,047
Votes against:	216,389
Abstentions:	79,664

No other matters were voted on at the Special Meeting of Stockholders.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROME BANCORP, INC.

	By:	/s/ Charles M. Sprock

Charles M. Sprock
Chairman of the Board, President and Chief Executive Officer

Date: March 10, 2011